
                                                                                         Exhibit 99(a)

                                       TXU GAS COMPANY AND SUBSIDIARIES
                                 CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                                 (Unaudited)


                                                                                   Twelve Months Ended
                                                                                       June 30, 2003
                                                                                  --------------------
                                                                                  (millions of dollars)



Operating revenues.....................................................                    $  1,297
                                                                                           --------
Operating expenses:
    Gas purchased for resale...........................................                         768
    Operation and maintenance..........................................                         271
    Depreciation and other amortization................................                          73
    Taxes other than income............................................                          88
                                                                                           --------
        Total operating expenses.......................................                       1,200
                                                                                           --------

Operating income ......................................................                          97

Other income...........................................................                          10

Other deductions.......................................................                          36

Interest income........................................................                           1

Interest expense and other charges.....................................                          50
                                                                                           --------

Income before income taxes.............................................                          22

Income tax expense.....................................................                           7
                                                                                           --------

Net income.............................................................                          15

Preferred stock dividends..............................................                           4
                                                                                           --------

Net income applicable to common stock..................................                    $     11
                                                                                           ========
